CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we herby consent to the incorporation by reference of our report dated May 17, 1994 included with this Form 11-K for the year ended December 31, 1993, relating to the Employee Savings Plan of Magma Copper Company, into the Company's previously filed Registration Statement No. 33-66500 (Employee Savings
Plan).


                                        ARTHUR ANDERSEN & CO.


Tucson, Arizona,
   June 22, 1994.